Exhibit (g)(2)

Amendment

to

Custodian Services Agreement

This Amendment (this “Amendment”), dated as of the last date set forth below, amends the Custodian Services Agreement dated as of January 1, 2018, as previously amended (the “Agreement”), and is entered into by and among The Bank of New York Mellon (“Custodian”) and each Fund identified on Exhibit A to this Amendment, on behalf of each of its Portfolios identified on Exhibit A, effective as of August 15, 2022 (the “Effective Date”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

Background

The Custodian and certain of the Funds on behalf of certain of the Portfolios previously entered into the Agreement. The parties desire to further amend the Agreement as set forth herein.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Exhibit A of the Agreement. The Agreement shall be amended by deleting Exhibit A in its entirety and replacing it with the Exhibit A attached to this Amendment.

2. Adoption of Agreement by New Funds and New Portfolios. Each Fund and each Portfolio of a Fund that has been added to

Exhibit A by virtue of this Amendment, if any, acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Agreement as amended by this Amendment as of the Effective Date, or if the Custodian commenced providing services to the Fund or Portfolio, respectively, prior to the Effective Date, as of the date the Custodian first provided services to such Fund or Portfolio, respectively, (ii) it is bound by all terms and conditions of the Agreement as of such date, and (iii) the duly authorized officer of the Fund or Portfolio identified on the signature page annexed hereto has full power and authority to enter into this Amendment on behalf of such Fund or Portfolio.

3. Remainder of Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

4. Governing Law. The governing law of the Agreement shall be the governing law of this Amendment.

5. Entire Agreement. This Amendment constitutes a complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter.

6. Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the date set forth below.

EACH FUND ON BEHALF OF EACH OF ITS PORTFOLIOS IDENTIFIED ON EXHIBIT A ANNEXED HERETO

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President and CEO
Date:	8/10/2022 | 7:26 AM PDT

THE BANK OF NEW YORK MELLON

By:	/s/ Barbara Wentzel
Name:	Barbara Wentzel
Title:	Client Executive
Date:	8/15/2022

EXHIBIT A1

(Dated: August 15, 2022)

This Exhibit A, amended and restated effective as of August 15, 2022, is Exhibit A to the Agreement, as amended through the Effective Date.

Funds/Portfolios

Open-End Funds

Legg Mason Global Asset Management Trust

BrandywineGLOBAL – Alternative Credit Fund

BrandywineGLOBAL – Diversified US Large Cap Value Fund

BrandywineGLOBAL – Dynamic US Large Cap Value Fund

BrandywineGLOBAL – Flexible Bond Fund

BrandywineGLOBAL – Global Opportunities Bond Fund

BrandywineGLOBAL – Global Opportunities Bond Fund (USD Hedged)

BrandywineGLOBAL – Global Unconstrained Bond Fund

BrandywineGLOBAL – Small Cap Value Fund*

ClearBridge Global Infrastructure Income Fund

ClearBridge International Growth Fund

ClearBridge Small Cap Fund

ClearBridge Value Trust

Franklin Global Market Neutral Fund

Franklin International Equity Fund

Franklin Strategic Real Return Fund

Franklin U.S. Small Cap Equity Fund

Martin Currie Emerging Markets Fund

Martin Currie International Sustainable Equity Fund

Martin Currie SMASh Series EM Fund

Legg Mason Partners Investment Trust

BrandywineGLOBAL – Corporate Credit Fund

BrandywineGLOBAL – High Yield Fund

ClearBridge Aggressive Growth Fund

ClearBridge All Cap Value Fund

ClearBridge Appreciation Fund

ClearBridge Dividend Strategy Fund

ClearBridge International Small Cap Fund

ClearBridge International Value Fund

ClearBridge Large Cap Growth Fund

ClearBridge Large Cap Value Fund

ClearBridge Mid Cap Fund

ClearBridge Mid Cap Growth Fund

ClearBridge Select Fund

ClearBridge Small Cap Growth Fund

ClearBridge Small Cap Value Fund

ClearBridge Sustainability Leaders Fund

[1]	Note that open-end Funds, closed-end Funds and Cayman Islands Funds should be identified as such in Exhibit A.

ClearBridge Tactical Dividend Income Fund

Franklin Global Dividend Fund

Franklin Global Equity Fund

Franklin Multi-Asset Conservative Growth Fund

Franklin Multi-Asset Defensive Growth Fund

Franklin Multi-Asset Growth Fund

Franklin Multi-Asset Moderate Growth Fund

Franklin S&P 500 Index Fund

Franklin U.S. Large Cap Equity Fund

Legg Mason Partners Income Trust

Western Asset California Municipals Fund

Western Asset Corporate Bond Fund

Western Asset Emerging Markets Debt Fund

Western Asset Global High Yield Bond Fund

Western Asset Income Fund

Western Asset Intermediate Maturity California Municipals Fund

Western Asset Intermediate Maturity New York Municipals Fund

Western Asset Intermediate-Term Municipals Fund

Western Asset Managed Municipals Fund

Western Asset Massachusetts Municipals Fund

Western Asset Mortgage Total Return Fund

Western Asset Municipal High Income Fund

Western Asset New Jersey Municipals Fund

Western Asset New York Municipals Fund

Western Asset Oregon Municipals Fund

Western Asset Pennsylvania Municipals Fund

Western Asset Short Duration High Income Fund

Western Asset Short Duration Municipal Income Fund

Western Asset Short-Term Bond Fund

Western Asset Ultra-Short Income Fund

Legg Mason Partners Institutional Trust

Western Asset Institutional Government Reserves

Western Asset Institutional Liquid Reserves

Western Asset Institutional U.S. Treasury Obligations Money Market Fund

Western Asset Institutional U.S. Treasury Reserves

Western Asset Premier Institutional Government Reserves

Western Asset Premier Institutional Liquid Reserves

Western Asset Premier Institutional U.S. Treasury Reserves

Western Asset Select Tax Free Reserves

Western Asset SMASh Series C Fund

Western Asset SMASh Series Core Completion Fund

Western Asset SMASh Series Core Plus Completion Fund

Western Asset SMASh Series M Fund

Western Asset SMASh Series TF Fund

Legg Mason Partners Money Market Trust

Western Asset Government Reserves

Legg Mason Partners Variable Equity Trust

ClearBridge Variable Aggressive Growth Portfolio

ClearBridge Variable Appreciation Portfolio

ClearBridge Variable Dividend Strategy Portfolio

ClearBridge Variable Large Cap Growth Portfolio

ClearBridge Variable Large Cap Value Portfolio

ClearBridge Variable Mid Cap Portfolio

ClearBridge Variable Small Cap Growth Portfolio

Franklin Multi-Asset Dynamic Multi-Strategy VIT

Franklin Multi-Asset Variable Conservative Growth Fund

Franklin Multi-Asset Variable Growth Fund

Franklin Multi-Asset Variable Moderate Growth Fund

Franklin Templeton Aggressive Model Portfolio

Franklin Templeton Conservative Model Portfolio

Franklin Templeton Moderate Model Portfolio

Franklin Templeton Moderately Aggressive Model Portfolio

Franklin Templeton Moderately Conservative Model Portfolio

Legg Mason Partners Variable Income Trust

Western Asset Core Plus VIT Portfolio

Western Asset Variable Global High Yield Bond Portfolio

Master Portfolio Trust

Government Portfolio

Liquid Reserves Portfolio

U.S. Treasury Obligations Portfolio

U.S. Treasury Reserves Portfolio

Western Asset Funds, Inc.

Western Asset Core Bond Fund

Western Asset Core Plus Bond Fund

Western Asset High Yield Fund

Western Asset Inflation Indexed Plus Bond Fund

Western Asset Intermediate Bond Fund

Western Asset Macro Opportunities Fund

Western Asset Total Return Unconstrained Fund

Open-End Funds (ETFs)

Legg Mason ETF Investment Trust

ClearBridge All Cap Growth ESG ETF

ClearBridge Dividend Strategy ESG ETF

ClearBridge Large Cap Growth ESG ETF

Franklin International Low Volatility High Dividend Index ETF

Franklin U.S. Low Volatility High Dividend Index ETF

Royce Quant Small-Cap Quality Value ETF

Western Asset Short Duration Income ETF

Western Asset Total Return ETF

ActiveShares ETF Trust

ClearBridge Focus Value ESG ETF

Closed-End Funds

BrandywineGLOBAL-Global Income Opportunities Fund Inc.

Clarion Partners Real Estate Income Fund Inc.

ClearBridge Energy Midstream Opportunity Fund Inc.

ClearBridge MLP and Midstream Fund Inc.

ClearBridge MLP and Midstream Total Return Fund Inc.

Franklin Income Opportunities Fund

LMP Capital and Income Fund Inc.

Western Asset Diversified Income Fund

Western Asset Emerging Markets Debt Fund Inc.

Western Asset Global Corporate Defined Opportunity Fund Inc.

Western Asset Global High Income Fund Inc.

Western Asset High Income Fund II Inc.

Western Asset High Income Opportunity Fund Inc.

Western Asset High Yield Defined Opportunity Fund Inc.

Western Asset Inflation-Linked Opportunities & Income Fund

Western Asset Inflation-Linked Securities & Income Fund

Western Asset Intermediate Muni Fund Inc.

Western Asset Investment Grade Defined Opportunity Trust Inc.

Western Asset Investment Grade Income Fund Inc.

Western Asset Managed Municipals Fund Inc.

Western Asset Middle Market Income Fund Inc.

Western Asset Mortgage Opportunity Fund Inc.

Western Asset Municipal High Income Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Premier Bond Fund

Cayman Island Funds

Western Asset Government Money Market Fund, Ltd.

Western Asset Institutional Cash Reserves, Ltd.

Western Asset Institutional Liquid Reserves, Ltd.

Western Asset Premier Institutional Liquid Reserves, Ltd.

Western Asset U.S. Treasury Obligations Money Market Fund, Ltd.

Western Asset U.S. Treasury Reserves, Ltd.

Cayman Island Funds (CFCs)

Real Return Fund, Ltd.

Western Asset Inflation-Linked Income Fund CFC

Western Asset Inflation-Linked Opportunities & Income Fund CFC

*	Added to Exhibit as of the Effective Date